SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2008

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 9, 2007, Tasty Baking Company (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing the relocation of its Philadelphia, Pennsylvania manufacturing facility (the “Original Filing”).  The Company is filing this Form 8-K/A to amend the Original Filing to update the disclosure contained in Item 2.05 thereof.  No other changes are being made to the Original Filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Company filed the Original Filing with the SEC on May 9, 2007 disclosing its plan to relocate its Philadelphia bakery, warehouse and distribution facilities to a new leased facility located at the Philadelphia Navy Yard.  It is expected that the new bakery, warehouse and distribution facility will be completed in late 2009 and fully operational in 2010.  At the time of the Original Filing, the Company was unable to estimate, or provide a meaningful range of estimates, for costs associated with exit or disposal activities related to the relocation.

The Company currently estimates that approximately 215 positions will be eliminated in connection with the relocation.  The Company hopes to achieve this reduction through normal employee attrition and the reduction of contract labor at the existing facility, however, it is probable that the Company will incur obligations related to postemployment benefits accounted for under Statement of Financial Accounting Standard (FAS) No. 112, Employers’ Accounting for Postemployment Benefits (“FAS 112”).  Accordingly, during the quarter ended September 27, 2008, the Company recorded a reserve of $1.7 million under FAS 112 related to estimated future obligations for postemployment benefits associated with the relocation of its Philadelphia operations.  The Company currently expects that future cash expenditures related to the reserve for post employment benefits will be completed by the end of 2010.

To date the Company has not incurred any material obligations related to one-time termination benefits, contract termination costs or other associated costs as described in FAS 146, Accounting for Costs Associated with Exit or Disposal Activities (“FAS 146”).  Moreover, at this time, the Company is unable to estimate, or provide a meaningful range of estimates, for costs associated with exit or disposal activities as defined under FAS 146. The Company will file an amended report on Form 8-K under Item 2.05 within four business days of the time at which the Company determines an estimate or meaningful range of estimates with respect to the cost of FAS 146 exit or disposal activities.

"SAFE HARBOR  STATEMENT" UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein.  These forward-looking statements may be identified by the use of words such as "anticipate,'' "believe,'' "could,'' "estimate,'' "expect,'' "intend,'' "may,'' "plan,'' "predict,'' "project,'' "should,'' "would,'' "is likely to,'' or "is expected to'' and other similar terms.  There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to lease and fit-out a new facility and relocate thereto, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company’s announcement of and subsequent reduction in workforce, the number of positions to be eliminated and the specific employees affected thereby, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions.  Other risks and uncertainties that may materially affect the company are provided in the company’s annual report to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q.  Please refer to these documents for a more thorough description of these and other risk factors.  There can be no assurance that the company will succeed in implementing its manufacturing strategy or that estimated severance costs will not change.  The company assumes no obligation to update publicly or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date:	November 4, 2008	/S/ Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief
Financial Officer